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                                                                      Exhibit 11

EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

                                                                            Six Months Ended
                                                                                June 30,
                                                                    --------------------------------
                                                                       2003                  2002
Basic
   Net income                                                       $      825            $      704
                                                                    ==========            ==========

   Weighted average common share outstanding                         1,876,210             1,917,247
                                                                    ==========            ==========

   Basic earnings per common share                                  $     0.44            $     0.37
                                                                    ==========            ==========

Diluted
   Net income                                                       $      825            $      704
                                                                    ==========            ==========

   Weighted average common shares outstanding
     for basic earnings per common share                             1,876,210             1,917,247

   Add: Dilutive effects of assumed exercises
     of stock options                                                   37,260                28,099
                                                                    ----------            ----------

   Average share and dilutive potential common share                 1,913,470             1,945,346
                                                                    ==========            ==========

Diluted earnings per common share                                   $     0.43            $     0.36
                                                                    ==========            ==========

EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

                                                                           Three Months Ended
                                                                                June 30,
                                                                    --------------------------------
                                                                       2003                  2002
Basic
   Net income                                                       $      498            $      354
                                                                    ==========            ==========

   Weighted average common share outstanding                         1,878,141             1,917,323
                                                                    ==========            ==========

   Basic earnings per common share                                  $     0.27            $     0.18
                                                                    ==========            ==========

Diluted
   Net income                                                       $      498            $      354
                                                                    ==========            ==========

   Weighted average common shares outstanding
     for basic earnings per common share                             1,878,141             1,917,323

   Add: Dilutive effects of assumed exercises
     of stock options                                                   37,260                28,099
                                                                    ----------            ----------

   Average share and dilutive potential common share                 1,915,401             1,945,422
                                                                    ==========            ==========

Diluted earnings per common share                                   $     0.26            $     0.18
                                                                    ==========            ==========